EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tower Bancorp, Inc.

Harrisburg, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated May 29, 2009, relating to the 2008 and 2007 consolidated financial statements of Graystone Financial Corp. appearing in Tower Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

ParenteBeard LLC

Harrisburg, Pennsylvania

October 29, 2010